UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2018

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-35737 (Commission File Number)	94-3306718 (IRS Employer Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Recent Shareholder Inquiries (Option Pool)

On November 23, 2018, Northwest Biotherapeutics, Inc. (the “Company”) announced that the disinterested members of the Company’s Board of Directors (the “Board”) had approved an increase to the equity compensation option pool, reflecting increases in the numbers of issued and outstanding shares. The Company received some shareholder inquiries about the options. The Company’s responses to such shareholder inquiries are reproduced below:

Shareholder question: Did the Company just award new options equal to 20% of the outstanding equity of the Company?

Company answer: No. We understand that some message board postings may have made such claims, but they are either a misunderstanding or yet another misrepresentation to attack the Company. The Company only authorized a small incremental addition to the already existing option pool, to true up the balance of the pool to reflect the greater number of shares outstanding.

Shareholder question: How many shares are outstanding and how many new options did the Company add to the pool?

Company answer: There are approximately 516 million shares outstanding, and the Company awarded new options for approximately 5.3 million shares – a little over one percent (1%) of the shares.

Shareholder question: How did the Company determine the amount of the addition to the option pool?

Company answer: This small incremental amount updates the overall existing option pool to keep it at about 20%.

Shareholder question: Were all of the new options awarded to the CEO, Linda Powers?

Company answer: No. The authorization of the approximately 5.3 million options was for the whole option pool, and the pool covers all of the Company management, all employees, directors and key outside consultants. So, the incremental options are being issued in new individual grants that are spread among most of these parties, and are being implemented in agreements with the individuals. When the award agreements are finalized for the executive officers and directors, these will be reported on Form 4s.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: November 28, 2018	By:	/s/ Linda Powers
	Name:	Linda Powers
	Title:	Chief Executive Officer and Chairman